                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated January 29, 1998 in the Registration Statement (Form S-1 No. 333-42067) and related Prospectus of Associated Materials Incorporated for the registration of $75,000,000 aggregate principal amount of senior subordinated notes due 2008.


                                                  /s/ ERNST & YOUNG LLP

Dallas, Texas

January 29, 1998